CUSIP No.   846330108                13G                     Page  7 of  9 Pages



                          EXHIBIT 1 TO SCHEDULE 13G


                              September 26, 1997



                 MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MORGAN STANLEY & CO. INTERNATIONAL LTD. hereby agree that, unless differentiated, this
         Schedule 13G is filed on behalf of each of the parties.


            MORGAN  STANLEY, DEAN WITTER, DISCOVER & CO.


   BY:      /s/Robin Sherak
            ----------------------------------------------------------------
            Robin Sherak / Counsel Morgan Stanley & Co. Incorporated


            MORGAN  STANLEY & CO. INTERNATIONAL LTD.


   BY:      /s/Robin Sherak
            ----------------------------------------------------------------
            Robin Sherak / Counsel Morgan Stanley & Co. Incorporated